As filed with to the Securities and Exchange Commission on July 10, 2003

Registration No. 333–103739

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
REGISTRATION STATEMENT
UNDER
SCHEDULE B
OF
THE SECURITIES ACT OF 1933

República Oriental del Uruguay
(Name of Registrant)

Carlos Sténeri
1025 Connecticut Avenue N.W., Suite 902
Washington, D.C. 20036

(Name and Address of authorized representative
of the Registrant in the United States)

Copies to:

Andrés de la Cruz
Cleary, Gottlieb, Steen, & Hamilton
One Liberty Plaza
New York, New York 10006

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

     The securities being registered are to be offered on a delayed or continuous basis pursuant to Release Nos. 33-6240 and 33-6424 under the Securities Act of 1933.

CONTENTS

This Amendment No. 3 to Registration Statement No. 333-103739 comprises:

A.	Form of Underwriting Agreement**

A.1	Executed Underwriting Agreement dated as of June 25, 2003 by and among the Republic of Uruguay, Banco Central del Uruguay, as financial agent, and Citigroup Global Markets Inc., as underwriter

B.	Form of Indenture**

B.1	Executed Indenture dated May 29, 2003 by and among the Republic of Uruguay, Banco Central del Uruguay, as financial agent, and The Bank of New York, as trustee**

B.2	Executed 7.875% Bond due 2008 (USD) **

B.3	Executed Floating Rate Note due 2009 (USD) **

B.4	Executed Floating Rate Note due 2010 (USD) **

B.5	Executed 8.375% Bond due 2011 (USD) **

B.6	Executed 7.00% Note due 2012 (EUR) **

B.7	Executed 7.00% Bond due 2013 (USD) **

B.8	Executed 7.875% Bond due 2014 (USD) **

B.9	Executed 8.75% Bond due 2015 (USD) **

B.11	Executed 6.375% (UF) Note due 2016 (CLP) **

B.12	Executed 7.625% Bond due 2017 (USD) **

B.13	Executed 7.00% Note due 2019 (EUR) **

B.14	Executed 7.25% Bond due 2011 (USD) **

B.15(a)	Executed 7.50% Bond due 2015 (USD) **

B.15(b)	Executed 7.50% Bond due 2015 (USD) **

B.15(c)	Executed 7.50% Bond due 2015 (USD) **

B.16(a)	Executed 7.875% PIK Bond due 2033 (USD) **

B.16(b)	Executed 7.875% PIK Bond due 2033 (USD) **

B.16(c)	Executed 7.875% PIK Bond due 2033 (USD) **

C.	Form of Warrant Agreement*

D.	Form of Warrant*

E.	Opinion of Counsel to the Ministry of Economy and Finance of the Republic of Uruguay**

E.1	Opinion of Counsel to the Ministry of Economy and Finance of the Republic of Uruguay dated as of May 29, 2003 relating to the New Bonds**

E.2	Opinion of Counsel to the Ministry of Economy and Finance of the Republic of Uruguay dated as of June 12, 2003 relating to US$50,879,939 of 7.50% Bonds due 2015

E.3	Opinion of Counsel to the Ministry of Economy and Finance of the Republic of Uruguay dated as of June 30, 2003 relating to US$53,104,797 of 7.25% Bonds due 2011

F.	Opinion of Cleary, Gottlieb, Steen & Hamilton**

F.1	Opinion of Cleary, Gottlieb, Steen & Hamilton dated as of May 29, 2003 relating to the New Bonds**

F.2	Opinion of Cleary, Gottlieb, Steen & Hamilton dated as of June 12, 2003 relating to US$50,879,939 of 7.50% Bonds due 2015

F.3	Opinion of Cleary, Gottlieb, Steen & Hamilton dated as of June 30, 2003 relating to US$53,104,797 of 7.25% Bonds due 2011

G.	Consent of Counsel to the Ministry of Economy and Finance of the Republic of Uruguay (included in Exhibit E.) **

G.1	Consent of Counsel to the Ministry of Economy and Finance of the Republic of Uruguay (included in Exhibit E.1) **

G.2	Consent of Counsel to the Ministry of Economy and Finance of the Republic of Uruguay (included in Exhibit E.2)

G.3	Consent of Counsel to the Ministry of Economy and Finance of the Republic of Uruguay (included in Exhibit E.3)

H.	Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit F.) **

H.1	Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit F.1) **

H.2	Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit F.2)

H.3	Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit F.3)

I.	Form of Dealer Manager Agreement**

I.1	Executed Dealer Manager Agreement dated April 10, 2003 by and among the Republic of Uruguay and Citigroup Global Markets Inc. **

*	To be filed by post-effective amendment.

**	Previously filed.

SIGNATURE OF THE REGISTRANT
SIGNATURE OF AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX
EXECUTED UNDERWRITING AGREEMENT
OPINION OF COUNSEL
OPINION OF COUNSEL
OPINION OF CLEARY GOTTLIEB
OPINION OF CLEARY GOTTLIEB

SIGNATURE OF THE REGISTRANT

     Pursuant to the requirements of the Securities Act, as amended, the Registrant, the República Oriental del Uruguay, has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montevideo, Uruguay, on the 10th day of July, 2003.

By:	/s/ Alejandro Atchugarry

Alejandro Atchugarry
Minister of Economy and Finance
of the Republic of Uruguay

SIGNATURE OF AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of the Securities Act, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this Post-Effective Amendment No. 3 to the Registration Statement in the City of Washington, D.C., on the 10th day of July, 2003.

By:	/s/ Carlos Sténeri

Carlos Sténeri
Authorized Representative of the
Republic in the United States.

EXHIBIT INDEX

Exhibit		Page No.

A.1	Executed Underwriting Agreement dated as of June 25, 2003 by and among the Republic of Uruguay, Banco Central del Uruguay, as financial agent, and Citigroup Global Markets Inc., as underwriter

E.2	Opinion of Counsel to the Ministry of Economy and Finance of the Republic of Uruguay dated as of June 12, 2003 relating to US$50,879,939 of 7.50% Bonds due 2015

E.3	Opinion of Counsel to the Ministry of Economy and Finance of the Republic of Uruguay dated as of June 30, 2003 relating to US$53,104,797 of 7.25% Bonds due 2011

F.2	Opinion of Cleary, Gottlieb, Steen & Hamilton dated as of June 12, 2003 relating to US$50,879,939 of 7.50% Bonds due 2015

F.3	Opinion of Cleary, Gottlieb, Steen & Hamilton dated as of June 30, 2003 relating to US$53,104,797 of 7.25% Bonds due 2011

G.2	Consent of Counsel to the Ministry of Economy and Finance of the Republic of Uruguay (included in Exhibit E.2)

G.3	Consent of Counsel to the Ministry of Economy and Finance of the Republic of Uruguay (included in Exhibit E.3)

H.2	Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit F.2)

H.3	Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit F.3)